TECHNIPFMC
Supplemental Retirement Savings Plan
As Amended and Restated, Effective January 1, 2024

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TechnipFMC
Supplemental Retirement Savings Plan

Article I
Introduction
Section 1.1    Name; Purpose. The Company previously established the TechnipFMC Supplemental Retirement Savings Plan (formerly known as the TechnipFMC Non-Qualified Retirement Savings Plan and the FMC Technologies, Inc. Non-Qualified Savings and Investment Plan) (the “Plan”), which was originally effective as of September 28, 2001. The Plan has since been amended, and was most recently amended and restated, effective January 1, 2022. Although a rabbi trust may be established in connection with the Plan, the Plan constitutes an unfunded, non-qualified arrangement providing deferred compensation to a select group of management or highly compensated employees (as defined for purposes of Title I of ERISA) of the Company and of certain of the Company’s affiliates. Effective January 1, 2024, the Plan is hereby amended and restated as set forth herein.
Section 1.2    Administration of the Plan. The Plan is administered by the Company or, as delegated by the Board, by the Committee. The duties and authority of the Committee include:
(a)    interpreting and applying the Plan’s terms;
(b)    adopting any rules or regulations the Committee deems necessary or desirable to operate the Plan;
(c)    making whatever determinations are permitted or required to maintain or administer the Plan; and
(d)    taking any other actions that prove necessary to administer the Plan properly, in accordance with its terms.
Any decision of the Committee as to any matter within its authority will be final, binding and conclusive upon the Company, any Employer and each Participant, former Participant, designated beneficiary or other person claiming under or through any Participant or designated beneficiary. No additional authorization or ratification by the Board is necessary for the Committee to act on any matter within its authority. An action taken by the Committee as to a Participant will not be binding on the Committee regarding an action to be taken as to any other Participant. A member of the Committee may be a Participant, but he or she may not participate in any decision that directly affects his or her rights under the Plan, or the computation of his or her Plan benefits. Each determination required or permitted under the Plan will be made by the Committee in its sole and absolute discretion. The Committee may delegate some or all of its duties or responsibilities.

Article II
Definitions
Section 2.1    Account. With respect to all amounts credited to a Participant under the Plan prior to January 1, 2024, Account means a bookkeeping Account maintained by the Company for a Participant, including his or her Deferral Contributions Account, Employer Contributions Account and Nonelective Contributions Account.
Section 2.2    Account Balance. Account Balance means the value, as of a specified date, of the account maintained by the Company on behalf of the Participant’s Account, applicable Class Year Account, Deferral Contributions Account, applicable Deferral Contributions Class Year Account, Employer Contributions Account, applicable Employer Contributions Class Year Account, or Nonelective Contributions Account or applicable Nonelective Contributions Class Year Account.
Section 2.3    Accounting Date. Accounting Date means each business day of the Plan Year.
Section 2.4    Adopting Affiliate. Adopting Affiliate means an entity that, together with the Company, is considered as a single employer under Section 414(b), (c), (m) or (o) of the Code, and has adopted the Savings Plan for its employees.
Section 2.5    Affiliated Group. Affiliated Group the group that consists of the Company and every other entity that, together with the Company, is considered as a single employer under Section 414(b), (c), (m) or (o) of the Code.
Section 2.6    Board. Board means the Board of Directors of the Company.
Section 2.7    Class Year Account. Effective on and after January 1, 2024, for each Plan Year, a Participant shall have a separate account hereinafter known as a Class Year Account (for example, for the 2024 Plan Year, the account shall be known as the 2024 Class Year Account, for the 2025 Plan Year, the account shall be known as the 2025 Class Year Account, and so on), to which all amounts credited to a Participant under the Plan with respect to such Plan Year will be credited, with such Class Year Account meaning a bookkeeping account maintained by the Company for a Participant which consists of the Participant’s applicable Deferral Contributions Class Year Account, applicable Employer Contributions Class Year Account and applicable Nonelective Contributions Class Year Account.
Section 2.8    Code. Code means the Internal Revenue Code of 1986, as amended.
Section 2.9    Committee. Committee means the FMC Technologies, Inc. Employee Benefits Committee, or its delegate.
Section 2.10    Company. Company means FMC Technologies, Inc.
Section 2.11    Compensation. Compensation has such meaning as is given to such term under the Savings Plan, but without regard to the annual compensation limit set forth in Section 401(a)(17) of the Code, as adjusted for a given Plan Year.

Section 2.12    Deferral Contributions. Deferral Contributions means the deferral contributions credited to a Participant’s Deferral Contributions Account (effective on and after January 1, 2024, the Participant’s applicable Deferral Contributions Class Year Account) maintained by the Company on behalf of the Participant pursuant to Section 4.1.
Section 2.13    Deferral Contributions Account. Deferral Contributions Account means the Account maintained on behalf of a Participant by the Company to represent the amount of the Deferral Contributions credited in his or her behalf prior to January 1, 2024, as adjusted to account for deemed gains and losses, withdrawals and distributions.
Section 2.14    Deferral Contributions Class Year Account. Effective on and after January 1, 2024, for each Plan Year, a Participant shall have a separate account hereinafter known as a Deferral Contributions Class Year Account (for example, for the 2024 Plan Year, the account shall be known as the 2024 Deferral Contributions Class Year Account, for the 2025 Plan Year, the account shall be known as the 2025 Deferral Contributions Class Year Account, and so on) to which all Deferral Contributions with respect to the Participant that are attributable to such Plan Year shall be credited, with such Deferral Contributions Class Year Account to be adjusted to account for deemed gains and losses, withdrawals and distributions.
Section 2.15    Effective Date. Effective Date means January 1, 2024, the effective date of this amended and restated Plan. The Plan was originally effective September 28, 2001.
Section 2.16    Employer. Employer means the Company and/or any Adopting Affiliate.
Section 2.17    Employer Contributions. Employer Contributions means the contributions credited to a Participant’s Employer Contributions Account (effective on and after January 1, 2024, the Participant’s applicable Employer Contributions Class Year Account) maintained by the Company on behalf of the Participant pursuant to Section 5.1.
Section 2.18    Employer Contributions Account. Employer Contributions Account means the Account maintained on behalf of a Participant by the Company to represent the amount of Employer Contributions credited in his or her behalf prior to January 1, 2024 (including Matching Contributions credited in the Participant’s behalf under the Plan prior to January 1, 2009), as adjusted to account for deemed gains and losses, withdrawals and distributions.
Section 2.19    Employer Contributions Class Year Account. Effective on and after January 1, 2024, for each Plan Year, a Participant shall have a separate account hereinafter known as an Employer Contributions Class Year Account (for example, for the 2024 Plan Year, the account shall be known as the 2024 Employer Contributions Class Year Account, for the 2025 Plan Year, the account shall be known as the 2025 Employer Contributions Class Year Account, and so on) to which all Employer Contributions with respect to the Participant that are attributable to such Plan Year shall be credited, with such Employer Contributions Class Year Account to be adjusted to account for deemed gains and losses, withdrawals and distributions.
Section 2.20    ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Section 2.21    Excess Compensation. Excess Compensation means Compensation in excess of the annual compensation limit set forth under Section 401(a)(17) of the Code, as adjusted, for a given Plan Year.
Section 2.22    Nonelective Contributions.    Nonelective Contributions means the contributions credited to a Participant’s Nonelective Contributions Account (effective on and after January 1, 2024, the Participant’s applicable Nonelective Contributions Class Year Account) maintained by the Company on behalf of the Participant pursuant to Section 5.3.
Section 2.23    Nonelective Contributions Account.    Nonelective Contributions Account means the Account maintained on behalf of a Participant by the Company to represent the amount of Nonelective Contributions credited in his or her behalf prior to January 1, 2024, as adjusted to account for deemed gains and losses, withdrawals and distributions.
Section 2.24    Nonelective Contributions Class Year Account. Effective on and after January 1, 2024, for each Plan Year, a Participant shall have a separate account hereinafter known as a Nonelective Contributions Class Year Account (for example, for the 2024 Plan Year, the account shall be known as the 2024 Nonelective Contributions Class Year Account, for the 2025 Plan Year, the account shall be known as the 2025 Nonelective Contributions Class Year Account, and so on) to which all Nonelective Contributions with respect to the Participant that are attributable to such Plan Year shall be credited, with such Nonelective Contributions Class Year Account to be adjusted to account for deemed gains and losses, withdrawals and distributions.
Section 2.25    Participant. Participant means any eligible employee of an Employer who participates in the Plan pursuant to Article III.
Section 2.26    Permitted Investment. Permitted Investment means a notional fund or type of notional investment approved by the Plan Investment Committee for Plan purposes.
Section 2.27    Plan. Plan means this TechnipFMC Supplemental Retirement Savings Plan (formerly known as the TechnipFMC Non-Qualified Retirement Savings Plan and the FMC Technologies, Inc Non-Qualified Savings and Investment Plan).
Section 2.28    Plan Investment Committee.    Plan Investment Committee means the FMC Technologies, Inc. Plan Investment Committee, or its delegate.
Section 2.29    Plan Year. Plan Year means the calendar year.
Section 2.30    Savings Plan. Savings Plan means the TechnipFMC Retirement Savings Plan, as amended from time to time, the applicable terms of which are hereby incorporated herein by reference.
Section 2.31    Separation From Service.    Separation From Service has such meaning ascribed to such phrase under Code Section 409A.
Section 2.32    Year of Service. Year of Service means, as to a Participant, the Participant’s number of calendar months of employment by the Affiliated Group (including any interruption of employment of up to 12 months) divided by 12. A partial month counts as a whole month, and any fractional year of service is ignored. A period longer than 12 months for which a Participant does not receive Compensation, including (without limitation) any unpaid leave of absence is not counted in determining the Participant’s Years of Service, nor does any other interruption of employment longer than 12 months.
Article III
Plan Participation
Section 3.1    Eligibility. An employee of an Employer will be eligible to participate in any Plan Year if he or she meets all of the following conditions:
(a)    the employee is part of a select group of management or highly compensated employees, within the meaning of Title I of ERISA;
(b)    the employee is eligible to participate in the Savings Plan for the Plan Year; and
(c)    the Committee, or its delegate, designates the employee as eligible to participate in the Plan.
Section 3.2    Participation. An employee who meets the conditions of Section 3.1 becomes a Participant effective January 1 of the Plan Year following the Plan Year in which the employee satisfies such conditions; provided, however, in order to make Deferral Contributions under Article IV of the Plan and be eligible to receive Employer Contributions under Section 5.1 of the Plan for a given Plan Year, an eligible employee must be selected by the Committee to participate in such portion of the Plan for the Plan Year and must execute and file with the Company a deferral election for such Plan Year, in the manner determined by the Company and at the time required under Article IV. Once an individual is a Participant, he or she will remain a Participant for so long as he or she has an Account Balance, although a Participant may continue to make Deferral Contributions and receive allocations under the Plan only so long as he or she remains an eligible employee by satisfying the conditions of Article III.
Section 3.3    Transfer of Assets. Effective June 1, 2021, the accounts, assets and liabilities under the Technip USA, Inc. Executive Retirement Plan (the “Technip USA Plan”) of each Participant who is a TFMC Employee or a Former TFMC Employee (or their respective plan payees) (the “TFMC Transferred Participants”), as such terms are defined in the Employee Matters Agreement between TechnipFMC PLC and Technip Energies N.V. (which agreement is hereby incorporated herein by reference for purposes of such definitions), are hereby transferred from the Technip USA Plan to the Plan. The accounts, assets and liabilities so transferred shall at all times be fully vested, with distribution of a TFMC Transferred Participant’s account to commence within 90 days following Separation From Service and paid in the form of 10 annual installments, provided, in the event the TFMC Transferred Participant dies prior to commencement of distribution, distribution shall be made to the TFMC Transferred Participant’s beneficiary within 90 days following the TFMC Transferred Participant’s date of death in the form of a single, lump sum distribution.

Article IV
Deferral Contributions
Section 4.1    Deferral Contributions. Each eligible employee as defined under Section 3.1 who has made an election to defer a portion of his or her Compensation under the Savings Plan for a Plan Year may elect to defer an additional amount under this Plan for that Plan Year, as Deferral Contributions. A Deferral Contribution is an amount, between 1% and 75% of the Participant’s Compensation.
A Participant’s Deferral Contributions for a Plan Year may not exceed his or her Compensation. A Participant must make his or her deferral election for a Plan Year no later than the last day of the preceding Plan Year, and may not change his or her deferral election during the Plan Year, provided, with respect to the deferral of any Compensation representing “bonus” Compensation, the deferral election must be made no later than the last day of the Plan Year preceding the Plan Year in which the performance of services giving rise to the bonus commences. Notwithstanding the foregoing, when an employee first becomes an eligible employee, he or she may make a deferral election no later than thirty days after becoming an eligible employee, so long as the deferral election applies to Compensation earned during the Plan Year after the date of the deferral election.
Section 4.2    Deferral Contributions Account and Deferral Contributions Class Year Account. The Committee will establish and maintain a Deferral Contributions Account on behalf of each Participant who elects to make Deferral Contributions. The Deferral Contributions Account will be a bookkeeping account maintained by the Company, and will reflect the Deferral Contributions the Participant has elected to make to the Plan, as adjusted pursuant to Article VI to reflect deemed gains and losses, withdrawals and distributions. Notwithstanding the preceding to the contrary, effective on and after January 1, 2024, a Participant’s Deferral Contributions for a particular Plan Year shall be credited to the Participant’s applicable Deferral Contributions Class Year Account.
Article V
Employer Contributions and Nonelective Contributions
Section 5.1    Employer Contributions. With respect to each Plan Year for which an employee remains an eligible employee and satisfies the conditions of Article III for such Plan Year, the Participant will be credited with an Employer Contribution in an amount equal to (a) 100% of the first 5% of the Participant’s Compensation deferred under the Plan for such Plan Year, less (b) the matching contributions the Participant received under the Savings Plan for such Plan Year, provided such Employer Contribution for a particular Plan Year shall be made only if the Participant has elected to defer, and does defer, the maximum amount of Compensation under the Savings Plan that is eligible to receive matching contributions under the Savings Plan for such Plan Year.
Section 5.2    Employer Contributions Account and Employer Contributions Class Year Account. The Committee will establish and maintain an Employer Contributions Account on behalf of each Participant who is credited with Employer Contributions. The

Employer Contributions Account will be a bookkeeping account maintained by the Company, and will reflect the Employer Contributions that have been credited to the Participant (and Matching Contributions credited to the Participant under the Plan prior to January 1, 2009), as adjusted pursuant to Article VI to reflect deemed gains and losses, withdrawals and distributions. Notwithstanding the preceding to the contrary, effective on and after January 1, 2024, Employer Contributions credited to a Participant with respect to a particular Plan Year shall be credited to the Participant’s applicable Employer Contributions Class Year Account.
Section 5.3    Nonelective Contributions. With respect to each Plan Year for which an employee (a) remains an eligible employee, (b) satisfies the conditions of Article III for such Plan Year, (c) makes Deferral Contributions pursuant to Section 4.1, and (d) remains either (i) an active employee of the Company or (ii) an employee on a Company-approved leave of absence of the Company, as of December 31 of such Plan Year, the Participant will be credited with a Nonelective Contribution in an amount as shall be determined by the Company, in its discretion (which amount may be $-0-), provided such Nonelective Contribution for a particular Plan Year shall be made only if the Participant has elected to defer, and does defer, the maximum amount of Compensation under the Savings Plan that is eligible to receive matching contributions under the Savings Plan for such Plan Year. Any Nonelective Contribution that a Participant is to be credited with for a particular Plan Year will be reduced by the Nonelective Contribution the Participant received under the Savings Plan for such Plan Year.
Section 5.4    Nonelective Contributions Account and Nonelective Contributions Class Year Account. The Committee will establish and maintain a Nonelective Contributions Account on behalf of each Participant who is credited with Nonelective Contributions. The Nonelective Contributions Account will be a bookkeeping account maintained by the Company, and will reflect the Nonelective Contributions that have been credited to the Participant, as adjusted pursuant to Article VI to reflect deemed gains and losses, withdrawals and distributions. Notwithstanding the preceding to the contrary, effective on and after January 1, 2024, Nonelective Contributions credited to a Participant with respect to a particular Plan Year shall be credited to the Participant’s applicable Nonelective Contributions Class Year Account.
Article VI
Deemed Earnings on Account Balances
Section 6.1    Deemed Investments.
(a)    Each Participant may designate from time to time, in the manner prescribed by the Committee, that all or a portion of his or her Deferral Contributions Account, Deferral Contributions Class Year Account, Employer Contributions Account, Employer Contributions Class Year Account, Nonelective Contributions Account and Nonelective Contributions Class Year Account be deemed to be invested in one or more Permitted Investments. The Plan Investment Committee will establish rules governing the dates as of which amounts will be deemed to be invested in the Permitted Investments chosen by the Participant, and the time and manner in which amounts will be deemed to be transferred from one Permitted Investment to another, pursuant to a Participant’s election to change his or her deemed investments. The Plan Investment Committee will also establish a default Permitted Investment, in which the Deferral Contributions Account, Deferral Contributions Class Year Account, Employer Contributions Account, Employer Contributions Class Year Account, Nonelective Contributions Account and Nonelective Contributions Class Year Account of a Participant who fails to make an investment election will be deemed to be invested. The Plan Investment Committee’s Plan investment election rules permit a Participant to transfer any or all of his or her Account or applicable Class Year Account from one investment option to another investment option.
(b)    Each Account and Class Year Account will be deemed to receive all interest, dividends, earnings and other property that would be received by it if it were actually invested in the Permitted Investment in which it is deemed to be invested. Similarly, each Account and Class Year Account will be deemed to suffer all investment losses and other diminutions it would suffer if it were actually invested in the Permitted Investment in which it is deemed to be invested. Gains and losses will be credited to or debited from each Account and Class Year Account at the times and in the manner specified by the Plan Investment Committee.
(c)    Elections required or permitted to be made pursuant to this Article VI must be made only by the Participant. Notwithstanding the foregoing, if a Participant dies before his or her entire Account Balance is distributed, or if the Committee determines that a Participant is legally incompetent or otherwise incapable of managing his or her own affairs, the Committee may itself make Plan elections on behalf of the Participant, or may declare that the Participant’s designated beneficiary, legal representative or near relative will be permitted to make Plan elections on behalf of the Participant.
(d)    Neither the Company nor the Plan need make any Permitted Investment. If, from time to time, the Company actually makes an investment similar to a Permitted Investment, that investment will be solely for the Company’s own account, and the Participant will have no right, title or interest in that investment. Each Participant has only the rights of an unsecured creditor of the Company or any Employer, as to any amount owing to him or her under the Plan.
Section 6.2    Crediting of Deferrals and Contributions. The Company will credit all deemed Deferral Contributions to a Participant’s Deferral Contributions Account (effective on and after January 1, 2024, the Participant’s applicable Deferral Contributions Class Year Account) within a reasonable period of time after the date they would have been paid to the Participant if the Participant had not elected to defer them. The Company will credit all deemed Employer Contributions made on a Participant’s behalf to the Participant’s Employer Contributions Account (effective on and after January 1, 2024, the Participant’s applicable

Employer Contributions Class Year Account) within a reasonable period after the end of the Plan Year. The Company will credit all deemed Nonelective Contributions made on a Participant’s behalf to the Participant’s Nonelective Contributions Account (effective on and after January 1, 2024, the Participant’s applicable Nonelective Contributions Class Year Account) within a reasonable period after the end of the Plan Year.
Section 6.3    Statement of Accounts. Within a reasonable period of time after the end of each calendar quarter, the Company will provide each Participant with an electronic statement showing the value of his or her Account and Class Year Accounts as of the end of that calendar quarter.
Article VII
Establishment of Trust
Section 7.1    Establishment of Trust. The Company has, in its sole discretion, established a grantor trust in order to accumulate assets to pay Plan obligations. The assets and income of any trust established under this Plan will be subject to the claims of the Company’s general creditors, and the Employers’ general creditors, but only to the extent such assets are attributable to the contributions made on behalf of employees employed by such Employer.
The establishment or maintenance of a Plan trust will not affect the Employers’ liability to pay Plan benefits, except as and to the extent amounts from the trust are actually used to pay a Participant’s Plan benefits. If the Company does establish a trust under the Plan, the Company will determine how much will be contributed to the trust and when, and trust assets will be invested in accordance with the terms of the trust.
Section 7.1    Status of Trust. A Participant will have no direct or secured claim in any asset of the trust, or in specific assets of the Company or of his or her Employer, and will have the status of a general unsecured creditor of his or her Employer, for any amounts due under this Plan.
Article VIII
Distribution of Plan Benefits
Section 8.1    Vesting of Accounts. Each Participant will at all times be fully vested in his or her deemed Deferral Contributions Account, deemed Deferral Contributions Class Year Accounts, deemed Employer Contributions Account and deemed Employer Contributions Class Year Accounts.

A Participant’s vested interest in his or her deemed Nonelective Contributions Account and deemed Nonelective Contributions Class Year Accounts is determined according to the following schedule:

Years of Service	Percent Vested
Fewer than 3	0%
3 or more	100%

Section 8.2    Payment of Account Balances.
(a)    Generally, the vested portion of a Participant’s Account Balance will be paid to him or her (or, if the Participant has died, to his or her designated beneficiary) in cash, in a single lump sum.
(b)    Notwithstanding Section 8.2(a), a Participant to whom this Section 8.2 applies may elect to have the vested portion of his or her Account paid in annual, quarterly or monthly installments over a 5-year-period; provided, such election is made no later than 30 days after the Participant commences initial participation in the Plan or such election is made in accordance with the requirements of Section 8.2(e); with respect to a Participant who makes an election in accordance with the requirements of Section 8.2(e), such Participant may also elect to have the vested portion of the Participant’s Account paid in annual, quarterly or monthly installments over a period not to exceed ten (10) years . For purposes of Code Section 409A, to the extent that any payment payable under the Plan is to be paid in installments, each such payment shall be treated as a separate identified payment.
(c)    Notwithstanding Section 8.2(a), with respect to a Participant’s Class Year Accounts, a Participant to whom this Section 8.2 applies shall be permitted to make a separate distribution election with respect to each applicable Class Year Account. A separate distribution election with respect to an applicable Class Year Account (i) must be made no later than by December 31 of the Plan Year prior to Plan Year for which Deferral Contributions, Employer Contributions and Nonelective Contributions are credited to the Participant’s applicable Class Year Account and (ii) applies only to the applicable Class Year Account for which it is made. The separate distribution election permitted to be made by this Section 8.2(c) is an election to have the vested portion of the Participant’s applicable Class Year Account paid in annual, quarterly or monthly installments over a period not to exceed ten (10) years. The Participant shall be permitted to change any such election in accordance with the requirements of Section 8.2(e). For purposes of Code Section 409A, to the extent that any payment payable under the Plan is to be paid in installments, each such payment shall be treated as a separate identified payment.
(d)    Payment to the Participant of the lump sum or installments shall commence as soon as administratively possible, but in any event no later than 90 days following Separation From Service for any reason. Notwithstanding a Participant’s election to the contrary, payment to the Participant’s beneficiary shall be made in a single lump sum payment, such lump sum payment to be made within 90 days following the Participant’s date of death. Notwithstanding the foregoing, except for payments made upon separation due to death, no payments shall he made to a Participant who is a “specified employee” (as defined in Code Section 409A) of the Affiliated Group until on or after the first day of the seventh calendar month following the Participant’s Separation From Service, and any amounts required to be so delayed shall be paid in the form of a lump sum on the first day of the seventh calendar month following the Participant’s Separation From Service. Notwithstanding any provision herein to the contrary, if a separated Participant’s vested Account Balance, in the aggregate, is not greater than $10,000, then such aggregated Account Balance shall be paid to the Participant in a lump sum within 90 days following Separation From Service.
(e)    A Participant may change the form and time of payment that he or she previously elected, by notice filed with the Administrator provided:
(i)    Such election shall not take effect until at least 12 months after the date on which the election is made;
(ii)    The first payment with respect to such election must be deferred for a period of not less than five years from the date such payment would otherwise have been made;
(iii)    The new payment election shall not be effective if made less than 12 months prior to the date of the first scheduled payment; and
(iv)    The Participant may file a new payment election only while employed by the Company or any other Employer.
Notwithstanding the general distribution election rules under Code Section 409A or the above to the contrary, pursuant to the transition rules set forth in Treasury regulations promulgated pursuant to Code Section 409A and other IRS guidance issued in connection with Code Section 409A thereto, a Participant shall be permitted to make a new payment election with respect to the form of payment of the Participant’s Account, provided, such election (1) is made on or before December 31, 2005, December 31, 2006, December 31, 2007 or December 31, 2008, as applicable, (2) shall apply only to amounts that would not otherwise be payable in 2005, 2006, 2007 or 2008, respectively, and (3) shall not cause an amount to be paid in 2005, 2006, 2007 or 2008, respectively, that would not otherwise be payable in such year.
Section 8.3    Payments in the Event of Unforeseeable Emergency. A Participant may request, in the manner and within the time constraints established by the Committee, to receive an emergency payment of some or all of his or her vested Account Balance. The Committee will authorize an emergency payment under this Section 8.3 only if the Participant experiences an unforeseeable emergency consistent with the rules promulgated pursuant to Section 409A of the Code. An emergency payment must be limited to the amount the Participant reasonably needs to satisfy the unforeseeable emergency. An unforeseeable emergency is severe financial hardship to the Participant resulting from:
(a)    a sudden and unexpected illness or accident to the Participant or to his or her dependent (as defined in Code Section 152(a)); or
(b)    the Participant’s losing his or her property due to casualty.
Whether a Participant suffers an unforeseeable emergency depends upon the facts of each case; in no event, however, may the Participant receive an emergency payment if his or her hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent liquidation of those assets would not itself cause severe financial hardship) or by ceasing to make deferrals under the Plan. The need to send a Participant’s child to college or the desire to purchase a home are not unforeseeable emergencies.
Section 8.4    Forfeitures. The portion of a Participant’s Nonelective Contributions Account or Nonelective Contributions Class Year Accounts that is not fully vested will be forfeited if the requirements for vesting under Section 8.1 of the Plan are not satisfied.
Section 8.5    Designation of Beneficiaries. Each Participant may name any person or persons to whom his or her vested Account Balance will be paid if the Participant dies before they have been fully distributed. Each beneficiary designation will revoke all prior beneficiary designations made by that Participant. The Committee will designate the time and manner in which a Participant must made a beneficiary designation, but will not require a Participant to obtain the consent of his or her current beneficiary to the naming a new or additional beneficiaries. A beneficiary designation will be effective only if it meets the requirements specified by the Committee. If a Participant fails to designate a beneficiary, or if the Participant’s beneficiary dies before the Participant does or before receiving the full amount to which he or she is entitled, the Committee may, in its discretion, pay the vested portion of the Participant’s Account Balance (or the portion that remains unpaid) to one or more of the Participant’s relatives by blood, adoption or marriage, in the proportions it determines, or to the legal representative of the estate of the later to die of the Participant and his or her designated beneficiary.

Article IX
Amendment and Termination
Section 9.1    Amendment and Termination. The Company has the right to amend or terminate the Plan by action of the Board, or by action of a committee authorized by the Board to amend or terminate the Plan. Any Employer may terminate its participation in the Plan at any time by appropriate action, in its discretion. The Plan will automatically terminate as to any Employer upon termination of the Employer’s participation in the Savings Plan. Notwithstanding the foregoing, no Plan amendment or termination may adversely affect the right of a Participant (or his or her designated beneficiary) to vested benefits already accrued in the Participant’s behalf under this Plan, unless the Participant (or beneficiary) consents to the amendment. Any amendment or termination of the Plan shall be done in a manner so as to comply with Section 409A of the Code, related Treasury regulations and any other IRS guidance promulgated thereunder.
Article X
General Provisions
Section 10.1    Non-Alienation of Benefits. A Participant’s rights to the amounts credited to his or her Account and Class Year Accounts under the Plan cannot be granted, transferred, pledged or otherwise assigned, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and will not be liable or taken for any obligation of the Participant. Any attempted grant, transfer, pledge or assignment of a Participant’s rights to Plan benefits will be null and void and without any legal effect.
Section 10.2    Withholding for Taxes. Notwithstanding anything contained in this Plan to the contrary, each Employer will withhold from any distribution, deferral or accrual under the Plan whatever amount or amounts may be required to comply with the tax withholding provisions of the Code or any State income tax act for purposes of paying any income, estate, inheritance, employment or other tax attributable to any amounts distributable or creditable under the Plan.
Section 10.3    Claims Procedures.
(a)    Initial Claims. Any person who believes he or she is being denied any rights or benefits under the Plan may file a claim in writing with the Committee. If the claim is denied (in whole or part), the Committee will notify the claimant of its decision in writing. The notification will be written in a manner intended to be understood by the claimant and will contain (i) reasons for the denial, (ii) reference to pertinent Plan provisions, (iii) a description of additional material or information that is needed, and (iv) information as to the steps to be taken if the claimant wishes to submit a request for review. The notification will be given within ninety (90) days after the claim is received by the Committee (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and if written notice of the extension and circumstances is given to the claimant within the initial ninety (90) day period). If notification is not given within this period, the claim will be considered denied as of the last day of such period and the claimant may request review of the claim.
(b)    Review of Denied Claim.    Within sixty (60) days of the receipt by the claimant of the written notice of denial of the claim, or within sixty (60) days after the claim is deemed denied, if applicable, the claimant may file a written request with the Committee that it conduct a review of the claim, including the conducting of a hearing, if considered necessary by the Committee. In connection with the claimant's appeal of the denial of a benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall make a decision on the claim appeal not later than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the sixty (60) day period may be extended to one hundred and twenty (120) days. The Committee shall notify the claimant in writing of any extension. The decision upon review shall (i) include specific reasons for the decision, (ii) be written in a manner intended to be understood by the claimant, and (iii) contain references to the Plan provisions on which the decision is based.
Section 10.4    Immunity of Committee Members. The members of the Committee and the Plan Investment Committee may rely upon any information, report or opinion supplied to them by any officer of an Employer or any legal counsel, independent public accountant or actuary, and will be fully protected in relying on any such information, report or opinion. No member of the Committee or the Plan Investment Committee will have any liability to the Company, any Employer or any Participant, former Participant, designated beneficiary, person claiming under or through any Participant or designated beneficiary, or other person interested or concerned in connection with any Plan decision made by that member of the Committee or the Plan Investment Committee, so long as the decision was based on any such information, report or opinion, and the Committee or Plan Investment Committee member relied on it in good faith.
Section 10.5    Plan Not to Affect Employment Relationship. Neither the adoption of the Plan nor its operation will in any way affect the right and power of an Employer to dismiss or otherwise terminate the employment, or change the terms of employment or amount of compensation, of any Participant at any time, for any reason or without cause. By accepting any payment under this Plan, each Participant, former Participant, and designated beneficiary, and each person claiming under or through a Participant, former Participant or designated beneficiary, is conclusively bound by any action or decision taken or made under the Plan by the Committee, the Plan Investment Committee, the Company or any Employer.
Section 10.6    Action by the Employers. Any action required or permitted to be taken under the Plan by an Employer must be taken by its Board of Directors, by a duly authorized committee of its Board of Directors, or by a person or persons authorized by its Board of Directors or an authorized committee.

Section 10.7    Effect on Other Employee Benefit Plans. Any compensation deferred or accrued under this Plan, and any amount credited to a Participant’s Account and Class Year Accounts under this Plan, will not be included in the Participant’s compensation or earnings for purposes of computing benefits under any other employee benefit plan maintained or contributed to by the Employer, except as and to the extent required under the terms of that employee benefit plan or applicable law.
Section 10.8    Employer Liability. Each Employer is liable to pay the Plan benefits earned or accrued for its eligible employees who are Participants. With the consent of the Board (or of a duly appointed delegate of the Board), any Employer may assume any other Employer’s Plan liabilities and obligations. To the extent that an Employer assumes another Employer’s Plan liabilities or obligations, the second Employer will be released from any continuing obligation under the Plan. At the Company’s request, a Participant or designated beneficiary will sign any documents reasonably required by the Company to effectuate the purposes of this Section 10.8.
Section 10.9    Notices. Any notice required to be given by the Company, any Employer, the Committee or the Plan Investment Committee must be in writing and must be delivered in person, by registered mail, return receipt requested, or by regular mail, telecopy or electronic mail. Any notice given by mail will be deemed to have been given on the date it was mailed, correctly addressed to the last known address of the person to whom the notice is to be given.
Section 10.10    Gender, Number and Headings. Except where the context otherwise requires, in this Plan the masculine gender includes the feminine, the feminine includes the masculine, the singular includes the plural, and the plural includes the singular. Headings are inserted for convenience only, are not part of the Plan, and are not to be considered in the Plan’s construction.
Section 10.11    Controlling Law. The Plan will be construed according to the internal laws of Delaware, to the extent they are not preempted by any applicable federal law.
Section 10.12    Successors. The Plan is binding on all persons entitled to benefits under it, on their respective heirs and legal representatives, on the Committee and the Plan Investment Committee and its successor, and on any Employer and its successor, whether by way of merger, consolidation, purchase or otherwise.
Section 10.13    Severability. If any provision of the Plan is held to be illegal or invalid for any reason, that illegality or invalidity will not affect the remaining provisions of the Plan, and the Plan will be enforced and administered, from that point forward, as if the invalid provisions had never been part of it.
Section 10.14    Subsequent Changes. All benefits to which any Participant, designated beneficiary or other person is entitled under this Plan will be determined according to the terms of the Plan as in effect when the Participant ceases to be an eligible employee, and will not be affected by any subsequent change in Plan provisions, unless the Participant again becomes an eligible employee, or unless and to the extent the subsequent change expressly applies to the Participant, his or her designated beneficiary or other person claiming through or on behalf of the Participant or designated beneficiary.
Section 10.15    Benefits Payable to Minors, Incompetents and Others. If any benefit is payable to a minor, an incompetent, or a person otherwise under a legal disability, or to a person the Committee reasonably believes to be physically or mentally incapable of handling and disposing of his or her property, the Committee has the power to apply all or any part of the benefit directly to the care, comfort, maintenance, support, education or use of the person, or to pay all or any part of the benefit to the person’s parent, guardian, committee, conservator or other legal representative, to the individual with whom the person is living, or to any other individual or entity having the care and control of the person. The Plan, the Committee, the Company, any Employer and their employees and agents will have fully discharged their responsibilities to the Participant or beneficiary entitled to a payment by making payment under this Section 10.15.
Section 10.16    409A Compliance. Notwithstanding any Plan provisions herein to the contrary, the Plan shall be interpreted, construed and administered in such a manner so as to comply with the provisions of Code Section 409A, Treasury Regulations and any other related Internal Revenue Service guidance promulgated thereunder.
IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its name and behalf on this 10 day of October, 2023 to be effective, as amended and restated, January 1, 2024.
FMC TECHNOLOGIES, INC.

By:     /s/ Sebastian Skalany
Its:    Plan Administrator